Exhibit 31.1

CERTIFICATION

I, William J. Sandbrook, certify that:

     1.    I have reviewed this quarterly report on Form 10-Q/A of U.S. Concrete, Inc. for the quarterly period ended June 30, 2012;

     2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 27, 2013        By:      /s/ William J. Sandbrook
William J. Sandbrook
President and Chief Executive Officer